Exhibit 10.9

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), is dated as of March 15, 2021, entered into by and among Perfect Moment Ltd., a Delaware corporation (the “Company”), and the Buyers set forth on the signature pages affixed hereto (individually, a “Buyer” or collectively “Buyers”),

WITNESSETH:

WHEREAS, the Company and the Buyer(s) are executing and delivering this Agreement in reliance upon an exemption from securities registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D (“Regulation D”) as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall sell to the Buyers, as provided herein, and the Buyers shall purchase a minimum of US$2,000,000 principal amount (the “Minimum Amount”) up to a maximum of US$6,300,000 principal amount (the “Maximum Amount”) at a purchase price of 100% (par) (the “Purchase Price”) of the Company’s 8% Secured Convertible Promissory Notes with a term of twelve (12) months from the issuance date (the “Notes”); and the total Purchase Price shall be allocated among the Buyer(s) in the respective amounts set forth on the Buyer Omnibus Signature Page(s), affixed hereto (the “Subscription Amount”); and

WHEREAS, the Company intends to pursue an underwritten initial public offering of its common stock, par value $0.0001 per share (the “Common Stock”), and simultaneous listing of the Common Stock on a U.S. national securities exchange; and

WHEREAS, provided a Qualified IPO (as defined in the Notes) has been consummated, simultaneously upon the closing of such Qualified IPO, the entire outstanding principal amount of and accrued but unpaid interest on the Notes will automatically be converted into shares of Common Stock (the “Conversion Shares”) at a price per Conversion Share set forth in the Notes; and

WHEREAS, the sale and purchase of the Notes is subject to and conditioned upon the closing of a share exchange between the Company and Perfect Moment Asia Ltd. (“Perfect Moment Asia”), whereby the shareholders of Perfect Moment Asia will exchange all of their shares of Perfect Moment Asia for shares of the Company, with the resulting authorized and outstanding capitalization of the Company as set forth in Section 2(c) below, and Perfect Moment Asia will become a wholly owned Subsidiary (as defined below) of the Company (the “Share Exchange”); and

WHEREAS, the aggregate proceeds of the sale of the Notes shall be held in escrow, pending closing of the purchase and sale of the Notes, pursuant to the terms of an escrow agreement substantially among Perfect Moment Asia, the Introducing Broker (as defined below) and the Escrow Agent (as defined below) (the “Escrow Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Buyer(s) hereby agree as follows:

1. PURCHASE AND SALE OF NOTES.

(a) Purchase of Notes. Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, each Buyer agrees, severally and not jointly, to purchase at Closing (as defined below), and the Company agrees to sell and issue to each Buyer, severally and not jointly, at Closing, Notes in principal amounts set forth on the Buyer Omnibus Signature Page, attached hereto as Annex A, for each Buyer affixed hereto. The Notes shall be substantially in the form attached as Exhibit A to this Agreement.

(b) Closing Date; Offering Period. The initial closing of the purchase and sale of the Notes (the “Closing”) shall take place on the date when all of the Transaction Documents have been executed and delivered by the applicable parties and the other conditions to the Closing set forth herein and in Sections 5 and 6 below have been satisfied or waived (or such later date as is mutually agreed to by the Company and the Buyer(s)). There may be multiple Closings until the earlier of the Final Termination Date (as defined below) or such time as subscriptions for the sale of the Notes up to the Maximum Amount are accepted (the date of any such Closing is hereinafter referred to as a “Closing Date”). Each Closing shall occur on a Closing Date remotely via the electronic exchange of documents and signatures. The Offering shall terminate on April 8, 2021 (the “Termination Date”), or May 7, 2021 (the “Final Termination Date”) if the Termination Date has been extended by Company and the Introducing Broker (without necessity of notice to or consent from the Buyer or any other Buyer), and unless the Minimum Amount has been raised by the Termination Date or the Final Termination Date (as applicable), all funds shall be returned to the Buyers as provided in the Escrow Agreement.

(c) Escrow Arrangements; Form of Payment. Upon execution hereof by a Buyer and pending the applicable Closing, the Subscription Amount shall be deposited in a non- interest bearing escrow account with Signature Bank as escrow agent (the “Escrow Agent”), pursuant to the terms of the Escrow Agreement and disbursed in accordance therewith. The Buyer shall either

(i) wire transfer the Subscription Amount set forth on its Buyer Omnibus Signature Page, in immediately available funds, in accordance with the instructions set forth immediately below:

Escrow Agent Wire Instructions

Bank Name:	Signature Bank
950 Third Avenue, 9th Floor, New York, NY 10022
ABA #:	026013576
Account #:	1503853023
Account Name:	Perfect Moment Asia Ltd., Signature Bank, as Escrow Agent
Reference:	[Name and address of Buyer]

or (ii) deliver a certified or other bank check for the Subscription Amount payable to:

“Signature Bank, as Escrow Agent for Perfect Moment Asia Ltd.,” Reference: “Account # 1503853023; [Name of Buyer]”

Deliver to:

Signature Bank

950 Third Avenue, 9th Floor
New York, NY 10022
Attention: Beth Jimenez

(d) Delivery of Funds from Escrow. Subject to the satisfaction of the terms and conditions of this Agreement, on the applicable Closing Date, the Escrow Agent shall deliver to the Company in accordance with the terms of the Escrow Agreement the Purchase Price for the Notes to be issued and sold to the Buyer(s) on such Closing Date.

(e) Delivery of Notes. Promptly after the applicable Closing Date, the Company shall deliver to the Buyer(s), the Note(s) to be issued at such Closing, duly executed on behalf of the Company.

(f) Acceptance of Subscriptions. The Buyer understands and agrees that the Company, in its sole and absolute discretion, reserves the right to accept or reject this or any other subscription for the Notes, in whole or in part, notwithstanding prior receipt by the Buyer of notice of acceptance of this subscription. If the subscription is rejected in whole or the offering of the Notes is terminated, all funds received by the Escrow Agent from the Buyer will be promptly returned without interest or offset, and this subscription shall thereafter be of no further force or effect. If this subscription is rejected in part, the funds for the rejected portion of this subscription will be returned without interest or offset, and this subscription will continue in full force and effect to the extent this subscription was accepted.

(g) Introducing Broker. Laidlaw & Company (UK) Ltd. (the “Introducing Broker”), a broker-dealer licensed with the Financial Industry Regulatory Authority, has been engaged as a broker to introduce potential investors to the offering of the Notes pursuant to the terms of an introducing broker agreement entered into between the Company and the Introducing Broker. At each Closing, the Introducing Broker will be paid a total commission of 10% of funds raised from investors in the Notes. The Introducing Broker shall be entitled to share the cash fees with other broker-dealers that may introduce Buyers to the offering of the Notes.

2. BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer, severally and not jointly, represents and warrants to, and agrees with the Company, as of the applicable Closing, as to such Buyer, that:

(a) Investment Purpose. The Buyer is acquiring the Notes, and, upon conversion (if any) of the Notes, the Buyer will acquire the Conversion Shares (together with the Notes, to the extent applicable, the “Securities”), in each case, for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, such Buyer reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement covering such Securities, or an available exemption under the Securities Act. The Buyer agrees not to sell, hypothecate or otherwise transfer the Securities unless such Securities are registered under the federal and applicable state securities laws or unless, in the opinion of counsel satisfactory to the Company, an exemption from such law is available.

(b) Residence of Buyer. The Buyer resides in the jurisdiction set forth on such Buyer’s Buyer Omnibus Signature Page affixed hereto.

(c) Accredited Investor Status. The Buyer is an “accredited investor” as defined in Rule 501 of Regulation D as promulgated by the SEC under the Securities Act, for the reason(s) specified on the Accredited Investor Certification attached hereto as completed by the Buyer, and the Buyer shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

(d) Investor Qualifications. The Buyer (i) if a natural person, represents that he or she is the greater of (A) 21 years of age or (B) the age of legal majority in his or her jurisdiction of residence, and has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Securities, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Securities, the execution and delivery of this Agreement has been duly authorized by all necessary action, this Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Buyer is executing this Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Agreement and make an investment in the Company, and represents that this Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Buyer is a party or by which it is bound.

(e) Buyer Relationship with Brokers. The Buyer’s substantive relationship with any broker, including the Introducing Broker, for the transactions contemplated hereby or sub-agent thereof (collectively, “Brokers”), through which the Buyer is subscribing for the Securities predates such Broker’s contact with the Buyer regarding an investment in the Securities.

(f) Solicitation. The Buyer is unaware of, is in no way relying on, and did not become aware of the offering of the Securities through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, in connection with the offering and sale of the Securities and is not subscribing for the Securities and did not become aware of the offering of the Securities through or as a result of any seminar or meeting to which the Buyer was invited by, or any solicitation of a subscription by, a Person not previously known to the Buyer in connection with investments in securities generally. (“Person” means an individual, a corporation, partnership, limited liability company, association, trust, unincorporated organization, or other legal entity or organization, or any government or governmental agency.)

(g) Brokerage Fees. The Buyer has taken no action that would give rise to any claim by any Person for brokerage commissions, finders’ fees or the like relating to this Agreement or the transaction contemplated hereby (other than fees to be paid by the Company to the Introducing Broker as described in Section 1(g) of this Agreement).

(h) Buyer’s Advisors. The Buyer and/or the Buyer’s attorney, accountant, purchaser representative and/or tax advisor, if any (collectively, the “Advisors”), as the case may be, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the information made available to it in connection with the Securities to evaluate the merits and risks of an investment in the Securities and the Company and to make an informed investment decision with respect thereto.

(i) Buyer Liquidity. The Buyer has adequate means of providing for such Buyer’s current financial needs and foreseeable contingencies and has no need for liquidity of its investment in the Securities for an indefinite period of time, and after purchasing the Notes the Buyer will be able to provide for any foreseeable current needs and possible personal contingencies. The Buyer must bear and acknowledges the substantial economic risks of the investment in the Securities including the risk of illiquidity and the risk of a complete loss of this investment.

(j) High Risk Investment. The Buyer is aware that an investment in the Notes, and upon conversion of the Notes, the Conversion Shares, involves a number of very significant risks and has carefully researched and reviewed and understands the risks of, and other considerations relating to, the purchase of the Notes, and upon conversion of the Notes, the Conversion Shares. Buyer acknowledges that, among other things, while the Company has entered into the Security Agreement (as defined below) with the Buyers, pursuant to which the Company will have granted and conveyed to the Buyers a security interest in the Company, on the terms described therein, as security for the full and timely repayment of the Notes, which Security Agreement shall be governed by the laws of the State of New York, neither the Company nor any Broker has, and none of them intends to, (A) review, research or obtain any report or opinion on the title of the Company to any of its’ respective assets, or (B) take any action to perfect any security interest in any assets of the Company. The Buyer understands that the Company may only make a limited pledge of its’ first tier non-U.S. subsidiary stock and that the Company’s non-U.S. subsidiaries may not pledge or guaranty any of their assets as part of the Security Agreement in order to avoid adverse tax consequences to the Company. The Buyer further understands that, therefore, notwithstanding anything in the Transaction Documents, the security interest granted in the Security Agreement may not be perfected with respect to any specific assets and/or may not have the priority specified in the Security Agreement.

(k) Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire such securities. The Buyer further acknowledges and understands that the Company is relying on the representations and warranties made by the Buyer hereunder and that such representations and warranties are a material inducement to the Company to sell the Securities to the Buyer. The Buyer further acknowledges that without such representations and warranties of the Buyer made hereunder, the Company would not enter into this Agreement with the Buyer.

(l) Information. The Buyer and its Advisors have been furnished with all documents and materials relating to the business, finances and operations of the Company and its Subsidiaries and information that Buyer or its Advisors requested and deemed material to making an informed investment decision regarding its purchase of the Notes. The Buyer and its Advisors have been afforded the opportunity to review such documents and materials and the information contained therein. The Buyer and its Advisors have been afforded the opportunity to ask questions of the Company and its management. The Buyer understands that such discussions, as well as any written information provided by the Company, were intended to describe the aspects of the Company’s and its Subsidiaries’ business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description, and except as expressly set forth in this Agreement, the Company makes no representation or warranty with respect to such information or the completeness thereof and makes no representation or warranty of any kind with respect to any information provided by any entity other than the Company. Some of such information may include projections as to the future performance of the Company and its Subsidiaries, which projections may not be realized, may be based on assumptions which may not be correct and may be subject to numerous factors beyond the Company’s and its Subsidiaries’ control. Additionally, the Buyer understands and represents that he, she or it is purchasing the Notes notwithstanding the fact that the Company and its Subsidiaries may disclose in the future certain material information the Buyer has not received, including the financial results of the Company and its Subsidiaries for their current fiscal quarters. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its Advisors shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 of this Agreement. Each Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Notes.

(m) No Other Representations or Information. In evaluating the suitability of an investment in the Securities, the Buyer has not relied upon any representation or information (oral or written) with respect to the Company or its Subsidiaries, or otherwise, other than as stated in this Agreement. No oral or written representations have been made, or oral or written information furnished, to the Buyer or its Advisors, if any, in connection with the offering of the Securities.

(n) No Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Notes (or the Conversion Shares), or the fairness or suitability of the investment in the Notes (or the Conversion Shares), nor have such authorities passed upon or endorsed the merits of the offering of the Notes (or the Conversion Shares).

(o) Transfer or Resale. The Buyer understands that: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements; (ii) any sale of such Securities made in reliance on Rule 144 under the Securities Act (or a successor rule thereto) (“Rule 144”) may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) the Company is not and no other Person, other than as specifically provided in the Registration Rights Agreement (as defined below), is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Buyer understands and agrees that the Company has the right to place stop transfer instructions against the shares and certificates for the Conversion Shares to the extent specifically set forth under this Agreement. There can be no assurance that there will be any market or resale for the Notes (or the Conversion Shares), nor can there be any assurance that the Notes (or the Conversion Shares) will be freely transferable at any time in the foreseeable future.

(p) Legends. Each Buyer understands that the certificates or other instruments representing the Notes (and the Conversion Shares) shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

(q) Authorization, Enforcement. The Buyer has the requisite power and authority to enter into and perform under this Agreement and the Transaction Documents (as defined below) to which such Buyer is a party, and to purchase the Notes being sold to it hereunder. The execution, delivery and performance of this Agreement and the Transaction Documents by such Buyer and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Buyer or its Board of Directors, stockholders, partners, members, as the case may be, is required. This Agreement and the Transaction Documents (to the extent the Buyer is a party thereto) have been duly authorized, executed and delivered by such Buyer and upon execution of this Agreement and the Transaction Documents by the other parties hereto and thereto, constitute, or shall constitute when executed and delivered, a valid and binding obligation of such Buyer enforceable against such Buyer in accordance with the terms hereof and thereof, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(r) No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation by such Buyer of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) if the Buyer is not an individual, result in a violation of such Buyer’s charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Buyer is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Buyer or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Buyer). Such Buyer is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the other Transaction Documents to which it is a party or to purchase the Securities in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Buyer is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(s) Receipt of Documents. Each Buyer, its counsel and/or its Advisors have received and read in their entirety (i) this Agreement and each representation, warranty and covenant set forth herein, and (ii) all due diligence and other information, if any, provided by the Company to verify the accuracy and completeness of such representations, warranties of the Company; each Buyer has received answers to any questions such Buyer submitted to the Company regarding an investment in the Company to such Buyer’s satisfaction; and each Buyer has relied on the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus.

(t) IPO. Each Buyer acknowledges and agrees that no consent of Buyer to the occurrence or non-occurrence of, or the timing, terms or conditions of, or any other fact, action or non-action relating to, a Qualified IPO shall be required in any event.

(u) Shell Company Status. Each Buyer understands that prior to the Share Exchange, the Company may be deemed to have been a “shell company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that upon the filing of a Current Report on Form 8-K reporting the consummation of the Share Exchange and the Transactions and otherwise containing Form 10 information discussed below, the Company would cease to be a shell company. Pursuant to Rule 144(i), securities issued by a current or former shell company that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after such company (a) is no longer a shell company; and (b) has filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it is no longer a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, such company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports. As a result, the restrictive legends on certificates for the securities cannot be removed except in connection with an actual sale meeting the foregoing requirements or pursuant to an effective registration statement.

(v) Confidentiality. Each Buyer acknowledges and agrees that all of the information received by it in connection with the transactions contemplated by this Agreement and the other Transactions, including, without limitation, with regard to a potential Qualified IPO, is of a confidential nature and may be regarded as material non-public information under Regulation FD promulgated by the SEC and that such information has been furnished to the Buyer for the sole purpose of enabling the Buyer to consider and evaluate an investment in the Securities. The Buyer agrees that it will treat such information in a confidential manner, will not use such information for any purpose other than evaluating an investment in the Securities, will not, directly or indirectly, trade or permit the Buyer’s agents, representatives or affiliates to trade in any securities of the Company while in possession of such information and will not, directly or indirectly, disclose or permit the Buyer’s agents, representatives or affiliates to disclose any of such information without the Company’s prior written consent. The Buyer shall make its agents, affiliates and representatives aware of the confidential nature of the information contained herein and the terms of this section including the Buyer’s agreement to not disclose such information, to not trade in the Company’s securities while in the possession of such information and to be responsible for any disclosure or other improper use of such information by such agents, affiliates or representatives. Likewise, without the Company’s prior written consent, the Buyer will not, directly or indirectly, make any statements, public announcements or other release or provision of information in any form to any trade publication, to the press or to any other Person or entity whose primary business is or includes the publication or dissemination of information related to the transactions contemplated by this Agreement.

(w) No Legal Advice from the Company. Each Buyer acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own Advisors. Each Buyer is relying solely on such Advisors and not on any statements or representations of the Company or any of its employees, representatives or agents for legal, tax, economic and related considerations or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

(x) No Group Participation. Each Buyer and its affiliates is not a member of any group, nor is any Buyer acting in concert with any other Person, including any other Buyer, with respect to its acquisition of the Notes (and the Conversion Shares).

(y) Reliance. Any information which the Buyer has heretofore furnished or is furnishing herewith to the Company or any Broker is complete and accurate and may be relied upon by the Company and any Broker in determining the availability of an exemption from registration under U.S. federal and state securities laws in connection with the offering of the Securities. The Buyer further represents and warrants that it will notify and supply corrective information to the Company immediately upon the occurrence of any change therein occurring prior to the Company’s issuance of the Notes. Within five (5) days after receipt of a request from the Company or any Broker, the Buyer will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company or any Broker is subject.

(z) (For ERISA plan Buyers only). The fiduciary of the Employee Retirement Income Security Act of 1974 (“ERISA”) plan (the “Plan”) represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. The Buyer fiduciary or Plan (a) is responsible for the decision to invest in the Company; (b) is independent of the Company or any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the Buyer fiduciary or Plan has not relied primarily on any advice or recommendation of the Company or any of its affiliates.

(aa) Anti-Money Laundering; OFAC.

[The Buyer should check the Office of Foreign Assets Control (“OFAC”) website at http://www.treas.gov/ofac before making the following representations.] The Buyer represents that the amounts invested by it in the Company in the Notes were not and are not directly or indirectly derived from activities that contravene U.S. federal or state or international laws and regulations, including anti-money laundering laws and regulations. U.S. federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, Persons and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals1 or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

To the best of the Buyer’s knowledge, none of: (1) the Buyer; (2) any Person controlling or controlled by the Buyer; (3) if the Buyer is a privately-held entity, any Person having a beneficial interest in the Buyer; or (4) any Person for whom the Buyer is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a Person prohibited under the OFAC Programs. Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph. The Buyer agrees to promptly notify the Company should the Buyer become aware of any change in the information set forth in these representations. The Buyer understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the Buyer, either by prohibiting additional subscriptions from the Buyer, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and a Broker may also be required to report such action and to disclose the Buyer’s identity to OFAC. The Buyer further acknowledges that the Company may, by written notice to the Buyer, suspend the redemption rights, if any, of the Buyer if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company or any Broker or any of the Company’s other service providers.

To the best of the Buyer’s knowledge, none of: (1) the Buyer; (2) any Person controlling or controlled by the Buyer; (3) if the Buyer is a privately-held entity, any Person having a beneficial interest in the Buyer; or (4) any Person for whom the Buyer is acting as agent or nominee in connection with this investment is a senior foreign political figure2, or any immediate family3 member or close associate4 of a senior foreign political figure, as such terms are defined in the footnotes below.

[1]	These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

[2]	A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government- owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

[3]	“Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

[4]	A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

If the Buyer is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Buyer receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Buyer represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

(bb) Certain Relationships. The Buyer acknowledges and agrees that the Introducing Broker and/or its affiliates and/or principals and employees may contemporaneously herewith or from time to time hereafter engage in other business relationships with and perform other services for the Company and/or its affiliates (including, without limitation, acting as an underwriter for a Qualified IPO) and may own securities of the Company and/or its affiliates.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth in the disclosure schedule delivered to the Buyers concurrently with the execution of this Agreement (the “Disclosure Schedule”), the Company hereby represents and warrants to each of the Buyers, as of the applicable Closing (after giving effect to the Share Exchange), the following:

(a) Organization and Qualification. The Company and each of its Subsidiaries is a corporation or other business entity duly organized and validly existing under the laws of the jurisdiction of its formation, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its Subsidiaries is duly qualified as a corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect, as defined below. Each Subsidiary of the Company is identified on Schedule 3(a) attached hereto. “Subsidiary” of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time. Subsidiary shall in any event exclude any Person which would otherwise be a Subsidiary but the interests in which were acquired in an investment banking transaction and are being held for resale.

(b) Authorization, Enforcement, Compliance with Other Instruments. (i) The Company as a party to this Agreement, the Security Agreement, the Registration Rights Agreement or any of the other agreements and documents that are exhibits hereto or thereto or are contemplated hereby or thereby or necessary or desirable to effect the transactions contemplated hereby (the “Transaction Documents”) has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party and to issue the Notes in accordance with the terms hereof and thereof, (ii) the execution and delivery by the Company of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes have been, or will be at the time of execution of such Transaction Document, duly authorized by the Company’s Board of Directors, and no further consent or authorization is, or will be at the time of execution of such Transaction Document, required by the Company, its’ Board of Directors or its’ stockholders, (iii) each of the Transaction Documents will be duly executed and delivered by the Company, (iv) the Transaction Documents when executed will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

(c) Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value US$0.0001 per share (the “Preferred Stock”), of which 5,323,782 shares are designated “Series A Preferred Stock.” As of immediately prior to the initial Closing, the Company has 3,994,496 shares of Common Stock issued and outstanding and 5,323,782 shares of Series A Preferred Stock issued and outstanding. All of the outstanding shares of Common Stock and Preferred Stock have been duly authorized, validly issued and are fully paid and nonassessable. The Company has reserved 681,722 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company. Except as set forth on Schedule 3(c), no shares of capital stock of the Company or any of its Subsidiaries are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; and any such rights set forth on Schedule 3(c) have been duly waived in writing. As of the date of this Agreement, except as set forth on Schedule 3(c), (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (ii) there are no outstanding debt securities other than as set forth in Schedule A to the Note, (iii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act other than the Registration Rights Agreement, and (iv) there are no outstanding registration statements and there are no outstanding comment letters from the SEC or any other regulatory agency. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Notes as described in this Agreement. The Notes (and the Conversion Shares), when issued, will be free and clear of all pledges, liens, encumbrances and other restrictions (other than those arising under applicable securities laws as a result of the issuance of the Notes). Except as set forth on Schedule 3(c), no co-sale right, right of first refusal or other similar right exists with respect to the Notes (or will exist with respect to the Conversion Shares) or the issuance and sale thereof; and any such rights set forth on Schedule 3(c) have been duly waived in writing. The issue and sale of the Notes (and the Conversion Shares) will not result in a right of any holder of Company securities to adjust the exercise, exchange or reset price under such securities. Upon request, the Company will make available to the Buyer true and correct copies of the Company’s Certificate of Incorporation, and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s By-laws, as in effect on the date hereof (the “By-laws”), and the terms of all securities exercisable for Common Stock and the material rights of the holders thereof in respect thereto other than stock options issued to employees and consultants.

(d) Issuance of Securities. The Notes are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and nonassessable, are free from all taxes, liens and charges with respect to the issue thereof. Upon conversion of the Notes in accordance with the Transaction Documents, the Conversion Shares will be duly issued, fully paid and nonassessable.

(e) No Conflicts. The execution, delivery and performance of each of the Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Certificate of Incorporation, any certificate of designations of any outstanding series of Preferred Stock or the By-laws (or equivalent constitutive document) of the Company or any of its Subsidiaries or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any Subsidiary is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected except for those which could not reasonably be expected to have a material adverse effect on the assets, business, condition (financial or otherwise), results of operations or future prospects of the Company and its Subsidiaries taken as a whole (a “Material Adverse Effect”). Except those which could not reasonably be expected to have a Material Adverse Effect, the Company is not in violation of any term of or in default under its constitutive documents. Except as set forth in Schedule 3(e), and except those which could not reasonably be expected to have a Material Adverse Effect, the Company is not in violation of any term of or in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company. The business of the Company is not being conducted, and shall not be conducted in violation of any material law, ordinance, or regulation of any governmental entity, except for any violation which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the other Transaction Documents in accordance with the terms hereof or thereof. Neither the execution and delivery by the Company of the Transaction Documents to which it is a party, nor the consummation by the Company of the transactions contemplated hereby or thereby, will require any notice, consent or waiver under any contract or instrument to which the Company is a party or by which the Company is bound or to which any of their assets is subject, except for (i) any notice, consent or waiver set forth in Schedule 3(e), or (ii) any notice, consent or waiver the absence of which would not have a Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby or thereby. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding two sentences have been obtained or effected on or prior to the date hereof. Except as set forth on Schedule 3(e), the Company is unaware of any facts or circumstance, which might give rise to any of the foregoing.

(f) Absence of Litigation. Except as set forth on Schedule 3(f), there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries, wherein an unfavorable decision, ruling or finding would (i) adversely affect the validity or enforceability of, or the authority or ability of the Company or any of its Subsidiaries to perform its obligations under, this Agreement or any of the other Transaction Documents, or (ii) have a Material Adverse Effect.

(g) Acknowledgment Regarding Buyer’s Purchase of the Notes. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by such Buyer or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Notes (and the Conversion Shares). The Company further represents to the Buyers that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(h) No General Solicitation. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

(i) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Securities under the Securities Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act.

(j) Employee Relations. Neither Company nor any Subsidiary is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened. Neither Company nor any Subsidiary is party to any collective bargaining agreement. The Company’s and/or its Subsidiaries’ employees are not members of any union, and the Company believes that its and its Subsidiaries’ relationship with their respective employees is good.

(k) Intellectual Property Rights. Except as set forth on Schedule 3(k), the Company owns or possesses all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations, and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without any conflict with the rights of others except for such conflicts that would not result in a Material Adverse Effect. Neither Company nor any Subsidiary has received any notice of infringement of, or conflict with, the asserted rights of others with respect to any intellectual property that it utilizes.

(l) Environmental Laws.

(i) The Company and each Subsidiary has complied with all applicable Environmental Laws (as defined below), except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request, relating to any Environmental Law involving the Company or any Subsidiary, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, “Environmental Law” means any national, state, provincial or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation, administrative decision or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (vii) health and safety of employees and other Persons; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms “release” and “environment” shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

(ii) To the knowledge of the Company there is no material environmental liability with respect to any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company or any Subsidiary.

(iii) The Company and its Subsidiaries (i) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (ii) are in compliance with all terms and conditions of any such permit, license or approval.

(m) Permits. The Company and its Subsidiaries have all authorizations, approvals, clearances, licenses, permits, certificates or exemptions (including manufacturing approvals and authorizations, pricing and reimbursement approvals, labeling approvals, registration notifications or their foreign equivalent) issued by any regulatory authority or governmental agency (collectively, “Permits”) required to conduct their respective businesses as currently conducted except to the extent that the failure to have such Permits would not have a Material Adverse Effect. The conduct of business by the Company complies, and at all times has substantially complied, in all material respects with applicable federal, state and foreign laws except to the extent that the failure to so comply would not have a Material Adverse Effect. To the knowledge of the Company, as of the date hereof, no regulatory authority or governmental agency is considering limiting, suspending or revoking any such Permit. To the knowledge of the Company, there is no material false or misleading information or material omission in any application or other submission by the Company or any of its Subsidiaries to any regulatory authority or governmental agency. The Company or its Subsidiaries have fulfilled and performed in all material respects their obligations under each Permit, and, as of the date hereof, to the knowledge of the Company, no event has occurred or condition or state of facts exists which would constitute a breach or default or would cause revocation or termination of any such Permit except to the extent that such breach, default, revocation or termination would not have a Material Adverse Effect. To the knowledge of the Company, any third party that is a manufacturer or contractor for the Company or any of its Subsidiaries is in compliance in all material respects with all Permits insofar as they pertain to the manufacture of product components or products for the Company. The Company and its Subsidiaries have not received any notice from any governmental agency alleging or asserting noncompliance with any applicable laws or Permits. The Company and its Subsidiaries are not subject to any obligation arising under an administrative or regulatory action or other notice, response or commitment made to or with any regulatory authority or governmental agency. The Company and its Subsidiaries have made all notifications, submissions and reports required by applicable federal, state and foreign laws, except to the extent that the failure to make such notifications, submission or reports would not have a Material Adverse Effect.

(n) Title. Neither the Company nor any of its Subsidiaries owns any real property. Except as set forth on Schedule 3(n), each of the Company and its Subsidiaries has good and marketable title to all of its personal property and assets free and clear of any material restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance which would have a Material Adverse Effect. Except as set forth on Schedule 3(n), with respect to properties and assets it leases, each of the Company and its Subsidiaries is in material compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances which would have a Material Adverse Effect.

(o) No Material Adverse Breaches, etc. Neither the Company nor any Subsidiary is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any Subsidiary is in breach of any contract or agreement which breach, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect.

(p) Tax Status. The Company and each Subsidiary has made and filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company or such Subsidiary has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due from the Company or any Subsidiary by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(q) Certain Transactions. Except for arm’s length transactions pursuant to which the Company or any Subsidiary makes payments in the ordinary course of business upon terms no less favorable than it could obtain from third parties, none of the officers, directors, or employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(r) Rights of First Refusal. The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties.

(s) Reliance. The Company acknowledges that the Buyers are relying on the representations and warranties made by the Company hereunder (as modified by the Disclosure Schedule) and that such representations and warranties are a material inducement to the Buyer purchasing the Notes. The Company further acknowledges that without such representations and warranties of the Company made hereunder (as modified by the Disclosure Schedule), the Buyers would not enter into this Agreement.

(t) Brokers’ Fees. The Company does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement, except for the payment of fees to the Introducing Broker as described in Section 1(g) of this Agreement.

4. COVENANTS.

(a) Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

(b) Form D. The Company agrees to file a Form D with respect to the offer and sale of the Notes as required under Regulation D. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Notes (and shall do the same with respect to the Conversion Shares), or obtain an exemption for the Notes (and shall do the same with respect to the Conversion Shares) for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date.

(c) Use of Proceeds. The Company shall use 100% of the net proceeds from the sale of the Notes (after deducting fees and expenses (including brokerage fees, fees payable to the Escrow Agent and legal and accounting fees and expenses)) for technology, marketing and general and administration expenses, including existing salaries and new hires to support the Company’s finance department.

(d) Corporate Existence. So long as any of the Notes remain outstanding, the Company shall not, and shall cause each of its Subsidiaries not to, directly or indirectly consummate any reorganization, restructuring, reverse stock split, consolidation, sale of all or substantially all of its assets, Change of Control Transaction, or any similar transaction or related transactions, other than a Qualified IPO, unless, prior to the consummation of any such transaction, the Company obtains the written consent of the holders of a majority of the aggregate principal amount of the Notes then outstanding. “Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company (other than by means of conversion or exercise of the Notes), (b) the Company merges into or consolidates with any other person, or any person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction, or (c) the Company sells or transfers all or substantially all of its assets to another person and the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a three year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the date hereof (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof), or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above. In any such case, the Company will make appropriate provision with respect to each Buyer’s rights and interests to insure that the provisions of this Section 4(d) will thereafter be applicable to the Notes.

(e) Resales Absent Effective Registration Statement. Each of the Buyers understands and acknowledges that (i) the Transaction Documents may require the Company to issue and deliver the Conversion Shares to the Buyers with legends restricting their transferability under the Securities Act, and (ii) it is aware that resales of such Conversion Shares may not be made unless, at the time of resale, there is an effective registration statement under the Securities Act covering such Buyer’s resale(s) or an applicable exemption from registration.

(f) Variable Rate Transactions. From the date hereof until the Notes are no longer outstanding, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration (or a combination of units thereof) involving a Variable Rate Transaction. “Common Stock Equivalents” means any securities of the Company or any of their Subsidiaries that would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) issues or sells any amortizing convertible security that amortizes prior to its maturity date, whereby it is required to or has the option to (or the investor in such security has the option to require the Company to) make such amortization payments in shares of Common Stock (whether or not such payments in stock are subject to certain equity conditions) or (iii) enters into any agreement, including, but not limited to, an equity line of credit, whereby it may sell securities at a future determined price. Any Buyer shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. Notwithstanding the foregoing, this Section 4(f) shall not apply to any Exempt Issuance. “Exempt Issuance” means the issuance of (a) shares of Common Stock, restricted stock units or options, and the underlying shares of Common Stock to consultants, employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities issued upon the exercise or exchange of or conversion of any securities issued hereunder and/or other securities issuable pursuant to existing agreements, exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement and disclosed in the Disclosure Schedule, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock dividends, stock splits or combinations) or to extend the term of such securities, (c) securities issued pursuant, acquisitions or strategic transactions approved by a majority of the directors of the Company, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its Subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and which shall reasonably be expected to provide to the Company additional benefits, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (d) securities issued pursuant to any purchase money equipment loan or capital leasing arrangement, purchasing agent or debt financing from a commercial bank or similar financial institution, (e) securities issued pursuant to any presently outstanding warrants disclosed in the Disclosure Schedule or this Agreement, and (f) securities upon a stock split, stock dividend or subdivision of the Common Stock and shares of common stock in a public offering.

(g) Participation Right.

(i) From the date hereof until the earlier of (i) the closing of the first public offering by the Company for its own account of its Common Stock or Common Stock Equivalents (including a Qualified IPO) (a “Public Offering”) or (ii) twelve (12) months from the initial Closing, subject to Section 4(g)(ix) below, upon any issuance by the Company of Common Stock or Common Stock Equivalents for cash consideration (including a Qualified IPO) (a “Subsequent Placement”), the Buyers shall have the right to participate in the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing as further described in this Section 4(g).

(ii) At least three (3) Business Days prior to any proposed or intended Subsequent Placement, the Company shall deliver to each Buyer a written notice of its proposal or intention to effect a Subsequent Placement (each such notice, a “Pre-Notice”), which Pre-Notice shall not contain any information (including, without limitation, material, non-public information) other than: (A) a statement that the Company proposes or intends to effect a Subsequent Placement, (B) a statement that the statement in clause (A) above does not constitute material, non-public information and (iii) a statement informing such Buyer that it is entitled to receive an Offer Notice (as defined below) with respect to such Subsequent Placement upon its written request. Upon the written request of a Buyer within one (1) Business Day after the Company’s delivery to such Buyer of such Pre-Notice, and only upon a written request by such Buyer, the Company shall promptly, but no later than two (2) Business Days after such request, deliver to such Buyer an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (1) identify and describe the Offered Securities, (2) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (3) identify the Persons (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (4) offer to issue and sell to or exchange with the Buyers in accordance with the terms of the Offer an aggregate amount of the Offered Securities equal to the percentage obtained by dividing the total original principal amount of Notes sold by the total gross proceeds (before underwriting discounts, commissions, fees and expenses) to the Company of the Public Offering (the “Total Participation Amount”). The number of Offered Securities which each Buyer shall have the right to subscribe for under this Section 4(g) shall be (a) a percentage of the Total Participation Amount equal to such Buyer’s pro rata portion of the aggregate principal amount of Notes purchased hereunder by all Buyers (the “Basic Amount”), and (b) with respect to each Buyer that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Buyers as such Buyer shall indicate it will purchase or acquire should the other Buyers subscribe for less than their Basic Amounts (the “Undersubscription Amount”).

(iii) To accept an Offer, in whole or in part, such Buyer must deliver a written notice to the Company prior to the end of the third (3rd) Business Day after such Buyer’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Buyer’s Basic Amount that such Buyer elects to purchase and, if such Buyer shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Buyer elects to purchase (in either case, the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Buyers are less than the total of all of the Basic Amounts, then such Buyer who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), such Buyers who have subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Buyer bears to the total Basic Amounts of all Buyers that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent it deems reasonably necessary. Notwithstanding the foregoing, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to each Buyer a new Offer Notice and the Offer Period shall expire on the first (1st) Business Day after such Buyer’s receipt of such new Offer Notice.

(iv) The Company shall have five (5) Business Days from the expiration of the Offer Period above (A) to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by a Buyer (the “Refused Securities”) pursuant to a definitive agreement(s) (the “Subsequent Placement Agreement”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice and (B) if the Company is then subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, to publicly announce (1) the execution of such Subsequent Placement Agreement, and (2) either (a) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (b) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

(v) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(g)(iii) above), then such Buyer may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance on a pro rata basis based on the revised number or amount of Offered Securities as compared to the original number or amount of the Offered Securities. In the event that any Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyers in accordance with this Section 4(g).

(vi) At the time of the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, such Buyer shall acquire from the Company, and the Company shall issue to such Buyer, the number or amount of Offered Securities specified in its Notice of Acceptance. The purchase by such Buyer of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and such Buyer of a separate purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to such Buyer and its counsel. The Company and each Buyer agree that if any Buyer elects to participate in the Offer, neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the “Subsequent Placement Documents”) shall include any term or provision whereby such Buyer shall be required to agree to any restrictions on trading as to any securities of the Company or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, any agreement previously entered into with the Company or any instrument received from the Company.

(vii) Notwithstanding anything to the contrary in this Section 4(g) and unless otherwise agreed to by such Buyer, the Company shall either confirm in writing to such Buyer that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that such Buyer will not be in possession of any material, non-public information, by the fifth (5th) Business Day following delivery of the Offer Notice. If by such fifth (5th) Business Day, no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by such Buyer, such transaction shall be deemed to have been abandoned and such Buyer shall not be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.

(viii) Any Offered Securities not acquired by a Buyer or other Persons in accordance with this Section 4(g) may not be issued, sold or exchanged until they are again offered to such Buyer under the procedures specified in this Agreement.

(ix) Notwithstanding the foregoing, this Section 4(g) shall not apply in respect of any Exempt Issuance.

(h) Indemnification of Buyers. In consideration of the Buyer’s execution and delivery of this Agreement and acquiring the Notes (and the Conversion Shares) hereunder, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Buyer(s) and each other holder of the Notes (and if applicable, the Conversion Shares), and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Buyer Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Buyer Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Buyer Indemnitees or any of them as a result of, or arising out of, or relating to any breach of any representation, warranty, covenant, agreement or obligation of the Company contained in this Agreement or any of the other Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Buyer Indemnitee against the Company or others, and any liabilities the Company may be subject to pursuant to law. The liability of the Company under this paragraph to each Buyer shall not exceed the total Subscription Amount paid by such Buyer hereunder.

(i) Indemnification of Company. In consideration of the Company’s execution and delivery of this Agreement and the sale of the Notes (and the Conversion Shares) hereunder, and in addition to all of the Buyer’s other obligations under this Agreement, each Buyer, severally but not jointly, shall defend, protect, indemnify and hold harmless the Company and each other holder of the Notes (and if applicable, the Conversion Shares), and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Company Indemnitees”) from and against all Indemnified Liabilities, incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact by such Buyer, provided, however, that the Buyer will be liable hereunder in any such case if and only to the extent that any such Indemnified Liability arises out of or is based a violation of federal or state securities laws by the Company resulting from in reliance upon information pertaining to such Buyer, as such, furnished in writing to the Company by such Buyer, and provided, further, however, that the liability of the Buyer hereunder shall be limited to such Buyer’s Subscription Amount. To the extent that the foregoing undertaking by the Buyer may be unenforceable for any reason, the Buyer shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Company Indemnitee against the Buyer or others, and any liabilities the Buyer may be subject to pursuant to law.

5. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Notes to each Buyer at each Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a) The receipt and acceptance by the Company of Subscription Amounts from Buyers (including the Buyer) equal to at least the Minimum Amount.

(b) The Buyer shall have executed this Agreement, the Security Agreement, and the Registration Rights Agreement (by signing the Buyer’s Omnibus Signature Page hereto) and completed and executed the Accredited Investor Certification, the Investor Profile and the Anti-Money Laundering Information Form and delivered them to the Company.

(c) The Buyer shall have delivered to the Escrow Agent the Purchase Price for its Notes in the amount set forth on the Buyer’s Omnibus Signature Page hereto and the Escrow Agent shall have delivered the net proceeds to the Company by wire transfer of immediately available U.S. funds pursuant to the wire instructions provided by the Company.

(d) The representations and warranties of the Buyer contained in this Agreement shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

(e) The Share Exchange shall have been consummated.

6. CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE.

The obligation of the Buyer(s) hereunder to purchase the Notes at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions:

(a) The receipt and acceptance by the Company of Subscription Amounts from Buyers (including the Buyer) equal to at least the Minimum Amount.

(b) The Company shall have executed and delivered the security agreement of even date herewith substantially in the form attached hereto as Exhibit B (the “Security Agreement”) with the Buyers.

(c) The Company shall have executed and delivered the registration rights agreement of even date herewith substantially in the form attached hereto as Exhibit C (the “Registration Rights Agreement”) with the Buyers.

(d) The representations and warranties of the Company contained in this Agreement (as modified by the Disclosure Schedule) and the other Transaction Documents shall be true and correct in all respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitations as to “materiality” or “Material Adverse Effect” set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(e) The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement and the other Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(f) The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation by the Company of the purchase and sale of the Notes and the transactions contemplated hereby or under the Transaction Documents, all of which shall be in full force and effect.

(g) The Buyers shall have received a certificate, executed by the President of the Company, dated as of the Closing Date, certifying as to the fulfillment of the conditions set forth in Sections 6(e) and 6(f) above.

(h) The Company shall have executed and delivered to the Buyers the Notes in the respective amounts set forth on the Buyer Omnibus Signature Pages affixed hereto and the Disbursement of Funds Memorandum.

(i) The Company shall have delivered to the Buyers a certificate, executed on its behalf by an appropriate officer, dated as of the Closing Date, certifying the resolutions adopted by its Board of Directors approving the transactions contemplated by this Agreement, the other Transaction Documents and the issuance of the Notes, certifying the current versions of its Certificate of Incorporation and By-laws (or equivalent documents) and certifying as to the signatures and authority of persons signing this Agreement on behalf of the Company. The foregoing certificate shall only be required to be delivered on the first Closing Date, unless any information contained in the certificate has changed.

(j) The Buyer shall have received an opinion from the Company’s legal counsel, dated as of the Closing Date, in form satisfactory to the Buyer.

(a) The Company shall have performed and complied in all material respects with all agreements, covenants and conditions to closing required to be performed and complied by it or them under the Security Agreement, unless such agreements, covenants and conditions have been waived by the Buyer, which waiver shall be conclusively evidenced by the Introducing Broker’s written instruction to the Escrow Agent to deliver to the Company in accordance with the terms of the Escrow Agreement the Purchase Price for the Notes to be issued and sold to the Buyer(s) on such Closing Date.

(k) The Share Exchange shall have been consummated.

7. WAIVER OF POTENTIAL CONFLICTS OF INTEREST. Buyers, for themselves and on behalf of their affiliates, successors and assigns, expressly waive any conflicts of interest or potential conflicts of interest discussed in Section 2(bb) of this Agreement and agree that the Company and its affiliates shall have no liability to any Buyer or their affiliates, successors and assigns with respect to such conflicts of interest or potential conflicts of interest.

8. GOVERNING LAW: MISCELLANEOUS.

(a) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard exclusively in federal or state court sitting in the New York County, New York, and expressly consent to the jurisdiction and venue of the Supreme Court of New York, sitting in New York County and the United States District Court for the Southern District of New York for the adjudication of any civil action asserted pursuant to this paragraph.

(b) Irrevocable Subscription. Each of the Buyers hereby acknowledges and agrees that the subscription hereunder is irrevocable by such Buyer, except as required by applicable law, and that this Agreement shall survive the death or disability of the Buyer and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns. If the Buyer is more than one Person, the obligations of the Buyer hereunder shall be joint and several and the agreements, representations, warranties, and acknowledgments herein shall be deemed to be made by and be binding upon each such Person and such Person’s heirs, executors, administrators, successors, legal representatives, and permitted assigns.

(c) Expenses. Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraises or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

(d) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. All of such counterparts shall be read as though one, and they shall have the same force and effect as though all the signers had signed a single page. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file (or other electronic image that can be opened and printed by the recipient) of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(e) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(f) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(g) Entire Agreement, Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyer(s), the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein (including any term sheet), and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Company and the holders of a majority of the aggregate principal amount of the Notes then outstanding, provided that the effect of such action does not waive any accrued interest or damages and further provided that the relative rights of the Buyers to each other remains unchanged.

(h) Notices. Any notice, consents, waivers or other communication required or permitted to be given hereunder shall be in writing and will be deemed to have been delivered: (i) upon receipt, when personally delivered; (ii) upon receipt when sent by certified mail, return receipt requested, postage prepaid; (iii) when sent, if by e-mail, (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e- mail could not be delivered to such recipient); or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and email addresses for such communications shall be:

If to the Company, to:	Perfect Moment Ltd. Unit B, 13th Floor, Gee Chang Hong Centre 65 Wong Chuk Hang Rd. Aberdeen, Hong Kong Attention: Max Gottschalk, Chairman Email: max.gottschalk@vedrapartners.com

With a copy to:	Mitchell Silberberg & Knupp LLP 2049 Century Park East, 18th Floor Los Angeles, CA 90067 Attention: Nimish Patel Email: nxp@msk.com

If to the Buyer(s), to the addresses set forth on the Buyer Omnibus Signature Page affixed hereto. Each party shall provide five (5) days’ prior written notice to the other party of any change in address, e-mail or facsimile number.

(i) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.

(j) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(k) Survival. Unless this Agreement is terminated under Section 8(n), the representations and warranties of the Company and the Buyer(s) contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4 and 8 shall survive the Closing for a period of twelve (12) months following the date on which all of the Notes are repaid in full or converted into Conversion Shares in their entirety as provided in the Transaction Documents (whichever is the earliest); provided, however, that such representations and warranties shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Buyers or the Company. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(l) Publicity. The Company shall have the right to approve or reject, in its sole discretion, before issuance any press release or any other public statement with respect to the transactions contemplated hereby made by any other party; and the Company shall be entitled, without the prior approval of any Buyer, to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations or as it otherwise deems appropriate.

(m) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(n) Termination. In the event that the initial Closing shall not have occurred with respect to the Buyers on or before thirty (30) Business Days from the date hereof due to the Company’s or the Buyer’s failure to satisfy the conditions set forth in Sections 5 and 6 above (and the non-breaching party’s failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party by providing five (5) days’ written notice to such breaching party of the non-breaching party’s intent to terminate this Agreement (and if the non-breaching party is the Buyer, to also withdraw its subscription) at the close of business on such date without liability of any party to any other party.

(o) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(p) Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Buyer and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

(p) Omnibus Signature Page. Pursuant to the terms and conditions of this Agreement and the other Transaction Documents, it is hereby agreed that the execution by the Buyer of this Agreement, in the place set forth on the Buyer Omnibus Signature Page below, shall make the Buyer a party to, and shall constitute agreement of the Buyer to be bound by, the terms and conditions hereof and the terms and conditions of each of the Security Agreement and the Registration Rights Agreement, with the same effect as if each of such separate agreement were separately signed by the Buyer.

[Signature Page Follows]

IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:
Perfect Moment Ltd.

By:
Name:	Negin Yeganegy
Title:	President

BUYERS:

The Buyers executing the Omnibus Signature Page attached hereto as Annex A and the documents annexed thereto and delivering the same to the Company or its agents shall be deemed to have executed this Securities Purchase Agreement and agreed to the terms hereof.

Annex A

BUYER OMNIBUS SIGNATURE PAGE

to

Securities Purchase Agreement, Security Agreement and
Registration Rights Agreement

The undersigned, desiring to: (i) enter into the Securities Purchase Agreement, dated as of March 15, 2021 (the “Securities Purchase Agreement”), between the undersigned, Perfect Moment Ltd., a Delaware corporation (the “Company”), and the other parties thereto, in or substantially in the form furnished to the undersigned, (ii) enter into the Security Agreement (the “Security Agreement”) among the Company, the Buyers, as contemplated by Section 6(b) of the Securities Purchase Agreement, (iii) enter into the Registration Rights Agreement (the “Registration Rights Agreement”) among Company, and the Buyers, as contemplated by Section 6(c) of the Securities Purchase Agreement, and (iv) purchase the Notes of the Company as set forth below, hereby agrees to purchase such Notes from the Company and further agrees to join the Securities Purchase Agreement, the Security Agreement and the Registration Rights Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof. The undersigned specifically acknowledges having read the representations section in the Securities Purchase Agreement entitled “Buyer’s Representations and Warranties,” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Buyer.

The Buyer hereby elects to purchase US$ ____________ principal amount of Notes (to be completed by the Buyer) under the Securities Purchase Agreement.

DATED:

BUYER (individual)	BUYER (entity)

Signature	Name of Entity

Print Name	Signature

Print Name:
Signature (if Joint Tenants or Tenants in Common)	Title:

Address of Principal Residence:	Address of Executive Offices:

Social Security Number(s):	IRS Tax Identification Number:

Telephone Number:	Telephone Number:

Facsimile Number:	Facsimile Number:

E-mail Address:	E-mail Address:

PERFECT MOMENT LTD.
ACCREDITED INVESTOR CERTIFICATION

By initialing you certify that:

For Individual Investors Only

Initial ____	I have a net worth, or joint net worth with my spouse or spousal equivalent, of more than US$1,000,000. (“Net worth” means the excess of total assets at fair market value (including personal and real property, but excluding the estimated fair market value of your primary home) over total liabilities. “Total liabilities” excludes any mortgage on the primary home in an amount of up to the home’s estimated fair market value as long as the mortgage was incurred more than 60 days before the Shares are purchased, but includes (i) any mortgage amount in excess of the home’s fair market value and (ii) any mortgage amount that was borrowed during the 60-day period before the closing date for the sale of the Shares for the purpose of investing in the Shares. “Spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse. “Joint net worth” is the aggregate net worth of a person and spouse or spousal equivalent; assets do not need to be held jointly to be included in the calculation.)

Initial ____	I have had an individual income in excess of US$200,000 in each of the two most recent calendar years, or joint income with my spouse or spousal equivalent in excess of US$300,000 in each of those years, and have a reasonable expectation of reaching the same income level in the current calendar year. (“Income” means annual adjusted gross income, as reported for federal income tax purposes, plus (i) the amount of any tax- exempt interest income received; (ii) the amount of losses claimed as a limited partner in a limited partnership; (iii) any deduction claimed for depletion; (iv) amounts contributed to an IRA or Keogh retirement plan; (v) alimony paid; and (vi) any gains excluded from the calculation of adjusted gross income pursuant to the provisions of Section 1202 o] the Internal Revenue Code of 1986, as amended.)

Initial ___	I hold in good standing one of the following professional licenses: the General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65).

Initial ___	I am a director or executive officer of Perfect Moment Ltd.
For Non-Individual Investors (Entities)

The investor is:

Initial ___	A bank, as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or a fiduciary capacity.

Initial ___	A broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended.

Initial ___	An investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state.

Initial ___	An investment adviser relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Investment Advisers Act of 1940.

Initial ___	An insurance company, as defined in Section 2(a)(13) of the Securities Act.

Initial ___	An investment company registered under the Investment Company Act of 1940 or a business development company, as defined in Section 2(a)(48) of that act.

Initial ___	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

Initial ___	A Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Act.

Initial ___	A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of US$5 million.

Initial ___	An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is being made by a plan fiduciary, as defined in Section 3(21) of such act, and the plan fiduciary is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, or if the employee benefit plan has total assets in excess of US$5 million, or if the employee benefit plan is a self-directed plan in which investment decisions are made solely by persons that are accredited investors.

Initial ____	A private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.
Initial ____	A corporation, Massachusetts or similar business trust, partnership, or limited liability company or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, that was not formed for the specific purpose of acquiring the Securities, and that has total assets in excess of US$5 million.
Initial ____	A trust with total assets in excess of US$5 million not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.
Initial ____	An entity in which all of the equity owners (whether entities themselves or natural persons) are accredited investors and meet the criteria listed in either this Section 5 or Part I, Section 6 of this Questionnaire. Please also see “Additional Questions for Certain Accredited Investors” below.
Initial ___	An entity of a type not listed above, that is not formed for the specific purpose of acquiring the Securities and owns investments in excess of US$5 million. For purposes of this clause, “investments” means investments as defined in Rule 2a51-1(b) under the Investment Company Act of 1940.
Initial ____	A family office, as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, that (i) has assets under management in excess of US$5 million; (ii) is not formed for the specific purpose of acquiring the Securities and (iii) has a person directing the prospective investment who has such knowledge and experience in financial and business matters so that the family office is capable of evaluating the merits and risks of the prospective investment.
Initial____	A family client, as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office meeting the requirements of the immediately preceding clause and whose prospective investment in the Issuer is directed by that family office pursuant to subclause (iii) of the immediately preceding clause.

Accredited Investor Certification Page 2

PERFECT MOMENT LTD.

Investor Profile

(Must be completed by Investor)

Section A - Personal Investor Information

Investor Name(s):

Individual executing Profile or Trustee:

Social Security Numbers / Federal I.D. Number:

Date of Birth:	Marital Status:
Joint Party Date of Birth:	Investment Experience (Years):
Annual Income:	Liquid Net Worth:
Net Worth*:

Tax Bracket:	15% or below	25% - 27.5%	Over 27.5%

Home Street Address:
Home City, State & Zip Code:
Home Phone:	Home Fax:	Home Email:
Employer:
Employer Street Address:
Employer City, State & Zip Code:
Bus. Phone:	Bus. Fax:	Bus. Email:
Type of Business:
Outside Broker/Dealer:

Section B – Certificate Delivery Instructions

_______________ Please deliver the Securities to the Employer Address listed in Section A.

_______________ Please deliver the Securities to the Home Address listed in Section A.

_______________ Please deliver the Securities to the following address: __________________________________

Please check if you are a FINRA member or affiliate of a FINRA member firm: ________

Investor Signature	Date

* For purposes of calculating your net worth in this form, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability

ANTI MONEY LAUNDERING REQUIREMENTS

The USA PATRIOT Act

The USA PATRIOT Act is designed to detect, deter, and punish terrorists in the United States and abroad. The Act imposes new anti-money laundering requirements on brokerage firms and financial institutions. Since April 24, 2002 all brokerage firms have been required to have new, comprehensive anti-money laundering programs.

To help you understand these efforts, we want to provide you with some information about money laundering and our steps to implement the USA PATRIOT Act.

What is money laundering?

Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities. Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering, and terrorism.

How big is the problem and why is it important?

The use of the U.S. financial system by criminals to facilitate terrorism or other crimes could well taint our financial markets. According to the U.S. State Department, one recent estimate puts the amount of worldwide money laundering activity at $1 trillion a year.

What are we required to do to eliminate money laundering?

Under rules required by the USA PATRIOT Act, our anti-money laundering program must designate a special compliance officer, set up employee training, conduct independent audits, and establish policies and procedures to detect and report suspicious transaction and ensure compliance with such laws. As part of our required program, we may ask you to provide various identification documents or other information. Until you provide the information or documents we need, we may not be able to effect any transactions for you.

ANTI-MONEY LAUNDERING INFORMATION FORM

The following is required in accordance with the AML provision of the USA PATRIOT ACT.

(Please fill out and return with requested documentation.)

INVESTOR NAME:

LEGAL ADDRESS:

SSN# or TAX ID#

OF INVESTOR:

YEARLY INCOME:

FOR INVESTORS WHO ARE INDIVIDUALS: AGE:

NET WORTH:	*

*	For purposes of calculating your net worth in this form, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability.

FOR INVESTORS WHO ARE INDIVIDUALS:

OCCUPATION:

ADDRESS OF BUSINESS OR OF EMPLOYER:

INVESTMENT OBJECTIVE(S):

IDENTIFICATION & DOCUMENTATION AND SOURCE OF FUNDS:

1.	Please submit a copy of non-expired identification for the authorized signatory(ies) on the investment documents, showing name, date of birth, address and signature. The address shown on the identification document MUST match the Investor’s address shown on the Investor Signature Page.

Current Driver’s License	or	Valid Passport	or	Identity Card

(Circle one or more)

2.	If the Investor is a corporation, limited liability company, trust or other type of entity, please submit the following requisite documents: (i) Articles of Incorporation, By-Laws, Certificate of Formation, Operating Agreement, Trust or other similar documents for the type of entity; and (ii) Corporate Resolution or power of attorney or other similar document granting authority to signatory(ies) and designating that they are permitted to make the proposed investment.

3.	Please advise where the funds were derived from to make the proposed investment:

Investments	Savings	Proceeds of Sale	Other _______________

(Circle one or more)

Signature:
Print Name:
Title (if applicable):
Date:

EXHIBIT A

Form of Note

[See Exhibit 4.3 to this Registration Statement on Form S-1]

EXHIBIT B

Form of Security Agreement

[See Exhibit 10.10 to this Registration Statement on Form S-1]

EXHIBIT C

Form of Registration Rights Agreement

[See Exhibit 10.11 to this Registration Statement on Form S-1]